EXHIBIT N

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated June 7, 2004, relating to the financial statements of AIG Strategic Hedge Fund of Funds, which appear in such Registration Statement. We also consent to the references to us under the headings “Accountants and Legal Counsel” and “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

June 7, 2004